                               DRILLING CONTRACT

                                    BETWEEN

                            HARKEN DE COLOMBIA, LTD.

                                  ("OPERATOR")

                                      AND

                   PARKER DRILLING COMPANY INTERNATIONAL LTD.

                                 ("CONTRACTOR")

                                      FOR

                                    RIG 223



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                               TABLE OF CONTENTS

PART I: SCOPE OF THE CONTRACT

1.       The Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
2.       The Work . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
3.       Contract Duration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-2
4.       Drilling Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         4.1     CONTRACTOR'S Standard of Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         4.2     The Rig  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         4.3     Drilling Program . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 4.3A     Abandonment of Well . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 4.3B     Completion of Well  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         4.4     Well Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.5     Cuttings and Cores . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.6     Measurements and Tests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.7     Safety Precautions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         4.8     OPERATOR Taking Complete Control Over Drilling Operations  . . . . . . . . . . . . . . . . . . . . . . 6
5.       Personnel Assigned to the Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
6.       Equipment and Supplies Furnished by the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
7.       Travel of Personnel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
8.       Transport of Equipment and Supplies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

PART II: ADMINISTRATION OF THE CONTRACT

9.       Import and Export of Drilling Rig, Ancillary Equipment,
         Materials and Supplies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
10.      Responsibility as to Records, Reports, Inspections, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         10.1    Reports and Inspections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         10.2    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
11.      Invoicing and Paying . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         11.1    Invoice Presentation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         11.2    Currency and Time of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         11.3    Disputed Invoices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         11.4    IVA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
12.      Notices and Designation of Representatives . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

PART III: LIABILITIES OF THE PARTIES

13.      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
14.      Responsibility for Loss or Damage to CONTRACTOR Items  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
15.      Responsibility for Loss or Damage to OPERATOR Items  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
16.      Reciprocal Indemnities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
17.      Responsibility for the Condition of the Hole . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
18.      Risk of Damage to or Loss of Underground Mineral Deposits  . . . . . . . . . . . . . . . . . . . . . . . . .  13
19.      Responsibility for Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13-14
20.      Force Majeure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
21.      Pollution or Contamination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

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
PART IV: LAW OF THE CONTRACT

22.      Assignment of Contract . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
23.      Exhibits as Part of Contract . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
24.      Relationship of Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
25.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
26.      Prior Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
27.      Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
28.      Patents and Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
29.      CONTRACTOR's Obligation To Comply with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

PART V: COMPENSATION TO CONTRACTOR

30.      Rates of Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         30.1    Mobilization Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         30.2    Operating Day Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         30.3    Moving Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         30.4    Standby With Crews Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         30.5    Standby Without Crews Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         30.6    Mechanical Breakdown Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         30.7    Negligence Remedial Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         30.8    Force Majeure Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         30.9    Demobilization Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         30.10   Application of Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         30.11   Early Termination Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

31.      Reimbursable Items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         31.1    Materials, Services and Personnel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         31.2    Oil-Based Drilling Fluid Incentives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

32.      Daily Rate Increases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

33.      Signatures of the Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

EXHIBITS:

         "A"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         "B"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         "C"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         "D"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24-29
         "E"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30-32

ATTACHMENT "A"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                               DRILLING CONTRACT
                                    RIG 223

PART 1: SCOPE OF THE CONTRACT

1.       THE PARTIES

         This agreement is entered into this 22nd day of July, 1997, by and between HARKEN DE COLOMBIA, LTD. (HDC), a Cayman Islands corporation ("OPERATOR"), and PARKER DRILLING COMPANY INTERNATIONAL LTD., a Nevada corporation ("CONTRACTOR").

2.       THE WORK

         CONTRACTOR shall drill all wells by the rotary method (inclusive of downhole motor operations and directional wells) for OPERATOR to depths specified by OPERATOR, but not to exceed 15,000 feet unless with CONTRACTOR's agreement. These wells shall be at locations selected by OPERATOR within Operators Association Contract areas (the "Block(s)") located in Colombia, South America. CONTRACTOR represents that it possesses well-skilled employees and proper equipment as specified herein for performance of all its work under this Contract. CONTRACTOR has knowledge of the physical, health and climatic conditions existing in the Blocks where the drilling operations will be undertaken. CONTRACTOR shall perform all operations with diligence and skill, applying sound engineering principles and good oil field practices, CONTRACTOR shall conduct drilling, completion and testing operations on a full twenty-four hour day, seven day week basis.

3.       CONTRACT DURATION

         This Contract shall become effective upon signing by the parties and shall continue in effect for one year from and after the Commencement Date (as defined in Section 30.2 hereof). The parties contemplate that the operation will commence on or about November 1, 1997, however, in the event Operator is not ready to mobilize Contractor's rig at the termination of the Chevron contract, or by October 1, 1997 in the event Contractor does not enter into a contract with Chevron, a rate of US$ 4,860.00/day will be due until mobilization to Operator's first well site. Subject to Article 3.1, OPERATOR shall have a renewable option to extend this contract for a period or periods, each period being not less than 6 months nor more than 12 months. OPERATOR shall notify to CONTRACTOR in writing of its election to extend this Contract as soon as practicable BUT NOT LATER THAN SIXTY (60) DAYS BEFORE THE END OF THE INITIAL TERM or subsequent extension period term of the Contract. OPERATOR may terminate this contract effective any time after the date of spudding of the first well, subject to the early termination provisions herein.

3.1 Contract Extension - OPERATOR's election to extend this Contract as provided in Article 3 above is subject to OPERATOR's and CONTRACTOR's negotiation of mutually acceptable rates and Contract modifications agreeable to both parties.

3.2      Early Termination

         3.2.1 Either party may immediately terminate this Contract upon written notice to the other Party, if the Rig is declared by either Party as an actual, constructive, compromised or arranged total loss except that compensation properly earned up to the time of day of that loss shall be owed by OPERATOR to CONTRACTOR.

         3.2.2 Notwithstanding anything contained herein to the contrary, OPERATOR shall, at any time, have the right to terminate this Contract, upon thirty (30) days written notice, even though CONTRACTOR has not defaulted hereunder, and, in such event, CONTRACTOR shall be entitled to compensation properly earned through the end of that thirty (30) day notice period, including the applicable Demobilization Fee and Early Termination Fee as defined by 30.11.

         3.2.3 Notwithstanding anything herein to the contrary, CONTRACTOR shall have the right to terminate this Contract, upon thirty
                 (30) days written notice stating that, in CONTRACTOR's reasonable opinion, it is uneconomical for CONTRACTOR to continue operations under this Contract, and certifying that one of the following conditions applies:

                          3.2.3.1 OPERATOR has failed to pay CONTRACTOR undisputed amounts and such amounts remain unpaid following notice and a seven day grace period.

                          3.2.3.2  New government edict, decree, rule,
                                   regulation or law has been applied to
                                   CONTRACTOR or his entitlement under this Contract.

4.       DRILLING OPERATIONS

         4.1 CONTRACTOR'S STANDARD OF PERFORMANCE - CONTRACTOR warrants that the operation and maintenance of Contractor's Equipment will be performed safely and in good and workmanlike manner in accordance with accepted international oilfield practices and in compliance with all applicable laws, rules and regulations in effect as of the effective date of this Contract; that CONTRACTOR's equipment shall be in good working order and its personnel fully trained and capable of safely operating such equipment and performing services required herein for OPERATOR; that CONTRACTOR regularly conducts training and safety programs; that all materials, equipment, goods, supplies or manufactured articles furnished by CONTRACTOR in the performance of the work or services shall be of suitable quality and workmanship for their intended purposes, in accordance with specifications, and shall be free from defects; and that CONTRACTOR will not employ any employee whose employment violates applicable labor or other laws. CONTRACTOR further covenants, warrants and represents that all work performed by it hereunder shall be conducted in accordance with accepted international safety regulations (as used in the country of Colombia), environmental laws and regulations, precautions and procedures in effect as of the effective date and by employing the necessary protective equipment and devices described in the attached inventory. Any breach of this safety covenant shall be grounds for immediate termination of this Contract by Operator.

         4.2 THE RIG - CONTRACTOR shall furnish its RIG 223 which is a complete drilling rig as described in Exhibit "B". CONTRACTOR shall operate the rig and ancillary equipment at ninety (90) percent of manufacturer's rated operating specifications. Contractor shall provide rig modifications (including modifications to substructure) as necessary to accommodate underbalanced drilling equipment, and one additional mud pump independently powered and compatible with the existing drilling rig equipment. The Drilling Tubulars (Drill Pipe, Heavy Weight Drill Pipe, Collars, Cross-Overs, Stabilizers, Subs, etc.) will be subject to Exhibit E, "Tubular Standards". In special circumstances, at OPERATOR request, CONTRACTOR in its sole discretion may operate the rig and ancillary equipment at manufacturer's rated operating specifications. CONTRACTOR shall maintain the rig and ancillary equipment in good working order.

                 The rig will maintain a current inspection certificate for all major load bearing components. The inspection will be performed by a third party inspection contractor.

                 OPERATOR shall notify CONTRACTOR of the location of the initial well. CONTRACTOR shall mobilize the rig, the equipment described herein, and its personnel to the location of the initial well and shall make all necessary preparations for spudding the initial well within approximately 25 days following OPERATOR's notification of the location of the initial well.

         4.3 DRILLING PROGRAM - Before any drilling begins on any well, OPERATOR shall deliver the drilling program to CONTRACTOR which Contractor shall give notice to Operator of its' receipt. Contractor shall also certify in writing to Operator that "rigging-up" is satisfactorily completed. CONTRACTOR shall use reasonable diligence to conduct all drilling operations in conformance with OPERATOR's drilling program. OPERATOR may modify the drilling program so long as any modifications which materially increases CONTRACTOR's hazards or costs of performance bears CONTRACTOR's approval and provides for an appropriate rate increase as mutually agreed by the parties. CONTRACTOR SHALL NOT BEGIN TO DISMANTLE ITS RIG AND EQUIPMENT FOR DEMOBILIZATION UNTIL AUTHORIZED TO DO SO BY OPERATOR IN WRITING.

                 4.3A ABANDONMENT OF WELL: OPERATOR at any time may elect to have a well abandoned. Upon notice of such election, CONTRACTOR shall promptly remove from the hole and lay down all recoverable casing and tubing and plug and abandon the hole in accordance with the program provided by OPERATOR in a manner satisfactory to OPERATOR and in compliance with all government rules and regulations including environmental laws and permits (obtained by OPERATOR) and CONTRACTOR shall also promptly remove in compliance with all government rules and regulations all its equipment, machinery, tools, supplies and materials furnished and all its debris and refuse from the location resulting from its activities under this agreement.

                 4.3B COMPLETION OF WELL: OPERATOR may at any time elect to have a well completed or recompleted, and in that event, CONTRACTOR shall perform the work of completing the well in accordance with the program provided by OPERATOR in a manner and to the extent desired by OPERATOR, including but not limited to the running of liner and tubing, making permanent well head connections and installing Christmas trees.

         4.4 WELL CONTROL - CONTRACTOR shall maintain their provided well control equipment in good operating condition at all times, and shall in addition make such further checks as OPERATOR shall direct and shall use reasonable means to control and prevent fires, blowouts and other damage, to protect the hole and to protect OPERATOR equipment.

         4.5 CUTTINGS AND CORES - When requested by OPERATOR, CONTRACTOR shall save and identify the cuttings and cores free from contamination and place them in separate containers furnished by OPERATOR. Such cuttings and cores shall be made available to a representative of OPERATOR at the site.

         4.6 MEASUREMENTS AND TESTS - Routinely and in addition whenever requested by OPERATOR, CONTRACTOR shall measure and record the total length of all in-hole tubulars in service with a steel tape.

         4.7 SAFETY PRECAUTIONS - OPERATOR and CONTRACTOR shall take measures to provide safe working conditions and shall comply with safety procedures in effect as of the effective date of this Contract regarding the maintenance and operation of Contractors Equipment, delivered in writing by OPERATOR or promulgated by applicable governmental agency, ministry or authority and incorporated with this contract and without limiting the generality of the foregoing, shall maintain proper barriers, guard rails and other safety devices to lessen hazards during the performance of work under this Contract. Any safety equipment required by OPERATOR and provided in addition to that listed in Exhibit "B" shall be for OPERATOR account.' CONTRACTOR shall not permit smoking, hot work or any open flames at the wellsite (except in OPERATOR designated areas). Smoking, hot work and open flames will be controlled via permits issued by OPERATOR and may be canceled or reinstated by OPERATOR due to site conditions. CONTRACTOR shall equip the rig with vapor proof lights and shall equip the drilling engines' exhaust with a water injection device so as to reduce the hazard of fire. CONTRACTOR shall install on each well worked on hereunder blowout prevention devices of the type shown in Exhibit "B" and shall operate such devices at regular intervals. Contractor is aware that use of underbalanced drilling techniques are expected during the term of this contract. If required, CONTRACTOR shall, within the capabilities of the equipment and personnel required to be furnished by CONTRACTOR hereunder, take precautions to prevent the well from igniting. Notwithstanding the foregoing, should CONTRACTOR determine that conditions exist that present an unreasonably dangerous risk of injury or loss to persons or property, it may cease operations until the cause of such unsafe condition has been remedied. CONTRACTOR shall report to OPERATOR as soon as practicable all accidents or occurrences resulting in injuries to CONTRACTOR's employees or third parties or damage to the property of CONTRACTOR, OPERATOR or any third parties arising out of or in the course of the operations hereunder.

         4.8     OPERATOR TAKING COMPLETE CONTROL OVER DRILLING OPERATIONS

                 4.8A Should any well blow-out, ignite, or in any manner get out of control, OPERATOR may assume complete control and supervision of the work of bringing the well under control or putting out the fire. Unless and until OPERATOR so elects in writing to assume such complete control, CONTRACTOR shall be in complete control and supervision of the same.

                 4.8B Should CONTRACTOR at any time fail to conduct its operations in compliance with applicable laws, rules and regulations, with skill and diligence, in conformance with accepted oilfield practice and sound engineering principles, and in accordance with the terms of this Contract, then OPERATOR shall notify CONTRACTOR in writing of the specific deficiency. After having received such notice, CONTRACTOR shall have five days in which to fulfill its contractual responsibilities by taking measures to rectify the deficiency. Should CONTRACTOR fail to correct the deficiency, OPERATOR may assume control of the rig and ancillary equipment and continue the drilling operations on that well until CONTRACTOR remedied any deficiencies.

                 4.8C For all time during which OPERATOR is in control of the drilling operations pursuant to Articles 4.8A or 4.8B. OPERATOR shall have full use of CONTRACTOR's rig, equipment, machinery, facilities, material, supplies and personnel at the location with remuneration to CONTRACTOR at the Operating Day Rate,
                          Article 30.2, and all operations shall be conducted at the sole risk of OPERATOR and CONTRACTOR's indemnity obligations shall be suspended. CONTRACTOR agrees to provide continuing insurance coverage for the Contractor's Equipment, subject to insurers approval, but OPERATOR will be solely responsible for any damage not covered by insurance.

5.       PERSONNEL ASSIGNED TO THE OPERATIONS

         CONTRACTOR shall provide the personnel listed in Exhibit "C" at its expense, Should CONTRACTOR provide additional personnel at OPERATOR request for brief periods, remuneration shall be at cost plus ten percent (10%). At OPERATOR's written notice, specifying the deficiency, CONTRACTOR shall withdraw from the operations any employee OPERATOR reasonably requests. CONTRACTOR shall pay any costs incurred in withdrawing and replacing the unsuitable individual. CONTRACTOR shall conduct all industrial relations matters in conformance with applicable laws and customs.

6.       EQUIPMENT AND SUPPLIES FURNISHED BY THE PARTIES

         6.1 BY OPERATOR - At its expense, OPERATOR shall furnish the equipment, machinery, tools, supplies, materials and services listed in Exhibit "D".

         6.2 BY CONTRACTOR - At its expense, CONTRACTOR shall furnish the equipment, machinery, drill strings, tools, supplies and personnel as listed in Exhibits "B", "C", and "D" (subject to the requirements of Exhibit E). The parties deem these items to be necessary items for the full performance of CONTRACTOR duties.

         6.3 INSPECTION AND USE OF OPERATOR EQUIPMENT - Before using OPERATOR furnished items, CONTRACTOR representative shall visually inspect same with reasonable diligence and shall advise OPERATOR of any apparent defect observed. All such equipment, machinery, tools, and materials in CONTRACTOR's possession shall remain OPERATOR's property and shall be returned to OPERATOR at the end of operations in the same good state of repair and operating conditions as when received, subject to reasonable deterioration due to use. OPERATOR shall not be entitled to any compensation for normal wear and tear resulting from CONTRACTOR's use of such items. Liability for damage to OPERATOR equipment is subject to Clause 15.

7.       TRAVEL OF PERSONNEL

         CONTRACTOR shall mobilize its personnel to the initial wellsite for the beginning of operations at no extra cost to OPERATOR, other than the mobilization fee. CONTRACTOR shall furnish transportation to each wellsite for all of CONTRACTOR's personnel in connection with initial personnel mobilization, crew changes and final personnel demobilization. CONTRACTOR shall demobilize its personnel from each wellsite at the end of operations at no extra cost to OPERATOR, other than the demobilization fee.

8.       TRANSPORT OF EQUIPMENT AND SUPPLIES

         CONTRACTOR shall prepare its rig and equipment and supplies for mobilization at the beginning of operations as consideration for OPERATOR's payment of the lump sum Mobilization Fee in Exhibit A. The same Mobilization Fee will also include in total the transportation of CONTRACTOR's rig and equipment to OPERATOR's wellsite, rigged up ready to spud the well to be drilled hereunder. The rig shall be ready to commence operations when CONTRACTOR has tested all necessary equipment and is ready to run in the hole with the initial tools. In the event OPERATOR is not ready to commence operations once CONTRACTOR is rigged up and ready, the Standby with Crews Rate provided in Article 30.5 shall commence and continue from day to day thereafter until such time as the OPERATOR has authorized the CONTRACTOR to commence drilling operations. The Moving Rate shall apply during all time after the rig is released from one drilling location to move and rig up on another location. During demobilization, the Demobilization Fee in Exhibit A will apply while CONTRACTOR'S equipment is being moved from OPERATOR's wellsite to CONTRACTOR's yard. CONTRACTOR shall furnish transportation for CONTRACTOR's operating supplies and materials from point of origin to the wellsite. OPERATOR shall furnish transportation for OPERATOR's operating supplies and materials to each wellsite and for Contractor's rig and equipment to the second and subsequent wellsites.

PART II: ADMINISTRATION OF THE CONTRACT

9.       IMPORT AND EXPORT OF DRILLING RIG, ANCILLARY EQUIPMENT, MATERIALS AND
         SUPPLIES

         CONTRACTOR's drilling rig, Rig 223, has been completely imported into Colombia and includes at least all of the equipment listed in Exhibit "B" and CONTRACTOR shall assume all fees, duties and taxes in connection therewith. OPERATOR shall pay all import and export expense, including without limitation, fees, duties, taxes, port charges, storage charges and documentary taxes for other equipment required by OPERATOR not included in Exhibit "B". CONTRACTOR's obligation shall be limited to arranging for the transporting, importing and clearing of spare parts and supplies for CONTRACTOR's equipment to support its operations under this Contract.

         All costs incident to the transport, importation/exportation, and clearing of equipment, materials and supplies, which OPERATOR requests CONTRACTOR to provide, will be for OPERATOR account. Special amortized equipment such as the top drive unit, drilling tubulars and third mud pump, requested by operator, is the responsibility of Contractor

10.      RESPONSIBILITY AS TO RECORDS, REPORTS, INSPECTIONS, ETC.

         10.1 REPORTS AND INSPECTIONS - CONTRACTOR shall at all times permit OPERATOR and its authorized employees and representatives to inspect all work performed hereunder and to witness and check all measurements and tests made in connection with said work. CONTRACTOR shall keep an authentic and accurate history and log of said wells, including all measurements required for fishing operations with a record of all downhole equipment which shall be open at all reasonable times to inspection by OPERATOR and its authorized employees and representatives. CONTRACTOR shall furnish each of OPERATOR's designated representatives (pursuant to the Notice provision in Section
                 13) with a copy of the daily written I.A.D.C. drilling report showing depths and work performed during the preceding twenty-four (24) hours and any other information relative to said well requested by OPERATOR.

         10.2 CONFIDENTIALITY - Recognizing the confidential nature of the work, CONTRACTOR shall not, without OPERATOR's prior written consent, allow any third person access to the well, nor give out to any third person any information concerning the well, or give out to third persons, nor permit any third person to examine, any samples from the well. Upon completion of the work on the well, the original history and log book, as well as any copies and all other data, records and reports (except one copy of the daily drilling report) of any nature pertaining to CONTRACTOR's operations, shall be delivered to OPERATOR, it being understood that neither CONTRACTOR nor any of its employees shall retain any records or data relative to any well which has reference to geologic information. This ability to maintain such confidentiality shall extend beyond any termination of this contract for an additional period of two years beyond the remaining term of that specific Harken de Colombia, Ltd. Association Contract.

11.      INVOICING AND PAYING

         11.1 INVOICE PRESENTATION - CONTRACTOR shall prepare invoices at the end of each calendar month and after the rig is released from each well and after each rig move. The invoices shall be stated in U.S. Dollars. CONTRACTOR shall deliver the invoices to OPERATOR's representative in Bogota, Colombia, with copy to its Houston, Texas, office.

         11.2 CURRENCY AND TIME OF PAYMENT - OPERATOR shall pay invoices in U.S. Dollars, provided that CONTRACTOR may request payment of a portion of the invoices in local currency by so specifying at the time of invoice presentation. The exchange rate for local currency payments shall be the Tasa Representativa del Mercado (TRM) effective on date of invoice. OPERATOR shall pay CONTRACTOR the approved amount of invoices within thirty (30) days of receipt of the invoices. OPERATOR shall deliver local currency payments to CONTRACTOR's office in Colombia. If OPERATOR fails to pay the undisputed portion of any invoice within thirty days of receipt, interest shall accrue from the thirty-first day at the prime rate in effect from time to time at Citibank, plus two percent (2%) until payment is received, but the rate of interest shall not exceed the maximum rate permitted by applicable law.

         11.3 DISPUTED INVOICES - If OPERATOR disputes an item invoiced, OPERATOR shall notify CONTRACTOR in writing of the item disputed, specifying the reason and payment of the disputed item shall be withheld until settlement of the dispute, but PAYMENT SHALL BE MADE OF ANY UNDISPUTED PORTION. Payment of any invoice shall not prejudice the right of OPERATOR to question the correctness of any such invoice, provided that within twenty-four (24) months of the date of any such invoice OPERATOR shall make objection to any item or items thereof by delivering CONTRACTOR written notice specifying the reasons for its objection. Should OPERATOR within such a twenty-four
                 (24) month
                 period so notify CONTRACTOR, adjustments shall be made between the parties as the correctness of such item shall be determined. Any invoice not objected to by OPERATOR within such twenty-four month period shall be deemed final and not subject to review. OPERATOR upon written notice to CONTRACTOR, within the twenty-four (24) month period an invoice is received shall have the right to audit CONTRACTOR's accounts and records relating to operations hereunder.

         11.4 IVA - For purposes of invoicing IVA tax applicable to this construction contract, according to Article 3 of Decree 1372 of August 20, 1992, the Contractor deems his service included to be 10% of the value of this Contract.

12.      NOTICES AND DESIGNATION OF REPRESENTATIVES

         All notices given by OPERATOR to CONTRACTOR shall be sent by registered mail and telex or delivered to:

         If to OPERATOR:           HARKEN DE COLOMBIA, LTD.
                                   Carrera 6, No.115-65 Oficina 514F
                                   Santafe de Bogota, Colombia
                                   Attn: Alvaro Puerta
                                   Ph: 57-1-214-3444
                                   Fax: 57-7-619-2676

         with copy to:             HARKEN INTERNATIONAL, LTD.
                                   2929 Briarpark, Suite 440
                                   Houston, TX
                                   Attn: Stephen C. Voss
                                   Ph: 713-789-9595
                                   Fax: 713-789-9701

         If to CONTRACTOR:         PARKER DRILLING CO. INTERNATIONAL, LTD.
                                   Carrera 62 No.16-92
                                   Santafe de Bogota, Colombia
                                   Attn: Mr. Greg Helmen
                                   Ph: 011-57-1-419-1767
                                   Fax: 011-57-1-261-2725

         with copy to:             PARKER DRILLING COMPANY
                                   8 East Third Street
                                   Tulsa, Oklahoma 74103
                                   Attn: Donald L. Goodson
                                   Ph: 918-631-1216
                                   Fax: 918-631-1391

PART III: LIABILITIES OF THE PARTIES

13.      DEFINITIONS

         As used in this contract, "OPERATOR's personnel" shall mean the employees, agents, personnel, invitees, etc. of OPERATOR and its contractors (excluding CONTRACTOR).

         "CONTRACTOR's personnel" shall mean the employees, agents, personnel, invitees, etc. of CONTRACTOR and its subcontractors.

14.      RESPONSIBILITY FOR LOSS OR DAMAGE TO CONTRACTOR ITEMS

         CONTRACTOR shall assume the entire risk of and be solely responsible for damage to or destruction or loss (by any means including blowout and fire) of equipment, machinery, tools, (including but not limited to CONTRACTOR's drill pipe, drill collars, subs, choke and kill lines, flexible hoses, hydraulic hoses supplies and materials furnished by CONTRACTOR in connection with the operations hereunder), except for losses or damages to equipment resulting from the following: (1) all occurrences when OPERATOR is in control of operations per Article 4.8;
         (2) loss in any transportation furnished by or for account of OPERATOR, (3) loss of or damage to equipment in the hole and (4) the sole or gross negligence or willful misconduct of OPERATOR's personnel. CONTRACTOR shall be responsible for equipment losses and damages arising under (3) above resulting from the sole or gross negligence or willful misconduct by CONTRACTOR's personnel.

         Reimbursement for equipment damaged in the hole, more than normal wear and tear, will be at actual cost of repair or replacement cost, including transportation to site, whichever is less. Replacement cost shall be based on the attached schedule of downhole tools. OPERATOR shall have the option to replace lost or damaged equipment in-kind; provided said replacement equipment is of a quality and condition acceptable to CONTRACTOR.

         Reimbursement for loss or damage to CONTRACTOR's equipment, (1) when OPERATOR is in control of operations per Article 4.8; or (2) during transportation furnished by or for the account of OPERATOR; or (3) as a result of the sole or gross negligence of willful misconduct of OPERATOR'S personnel, will be at replacement cost on location without any deduction for depreciation; provided that OPERATOR's liability hereunder shall be reduced by the proceeds of insurance, if any, received by CONTRACTOR.

15.      RESPONSIBILITY FOR LOSS OR DAMAGE TO OPERATOR ITEMS

         OPERATOR shall assume liability at all times for damage to or loss or destruction of OPERATOR furnished items regardless of how, when or where such damage, loss or destruction occurs and CONTRACTOR shall be under no liability to reimburse OPERATOR for such damage, loss or destruction except in the case where such damage, loss or destruction results from the sole or gross negligence or willful misconduct by CONTRACTOR's personnel.

16.      RECIPROCAL INDEMNITIES

         (A) CONTRACTOR agrees to indemnify and hold harmless OPERATOR from and against any and all claims, costs, liabilities, or expenses for death of, or injury to CONTRACTOR's personnel or loss of or damage to property of CONTRACTOR's personnel, except such death, injury, property loss or property damage as may result from the sole or gross negligence or willful misconduct of OPERATOR's personnel.

         (B OPERATOR agrees to indemnify and hold harmless CONTRACTOR from and against any and all claims, costs, liabilities, or expenses for death of, or injury to OPERATOR's personnel or loss of or damage to property of OPERATOR's personnel, except such death, injury, property loss or property damage as may result from the sole or gross negligence or willful misconduct of CONTRACTOR's personnel. Irrespective of the insurance coverage provided by CONTRACTOR, OPERATOR's status as an additional insured shall not be applicable except to the extent CONTRACTOR has specifically assumed liability for such loss or damage under this Contract.

         (C) Neither party shall be liable to the other for special, indirect or consequential damages resulting from or arising out of this Contract, including without limitation, loss of profit or business interruptions, however caused.

         (D) For the purposes of the indemnities OPERATOR's personnel shall be deemed to include its other contractors and CONTRACTOR's personnel shall be deemed to include its subcontractors.

17.      RESPONSIBILITY FOR THE CONDITION OF THE HOLE

         OPERATOR shall be responsible for the condition of the hole and shall defend, indemnify and hold CONTRACTOR harmless from and against any claims arising from damage to or loss of the hole resulting from any of the hazards of drilling or completion operations, including the cost of regaining control of the hole except if such loss was due to the sole or gross negligence or willful misconduct of CONTRACTOR or its personnel. If the hole is lost due to the sole or gross negligence or willful misconduct of CONTRACTOR or its personnel, CONTRACTOR shall redrill the hole or drill a new hole, to the depth at which the hole was lost, at the negligence remedial rate, as OPERATOR's sole and exclusive remedy. During any such period of remedial drilling, the parties shall continue their respective responsibilities under this Contract, including without limitation, those responsibilities concerning furnishing of supplies and materials.

18.      RISK OF DAMAGE TO OR LOSS OF UNDER-GROUND MINERAL DEPOSITS

         OPERATOR assumes the entire risk of damage to or loss or destruction of underground mineral deposits, reservoirs, or pools, and from any loss of oil and gas resulting from operations under this Contract if at the time of the act or omission causing such damage, loss or destruction, the oil or gas had not been reduced to physical possession above the surface of the earth. OPERATOR shall hold CONTRACTOR harmless against any such damage to the mineral deposits, reservoirs, or pools, and from any loss of oil and gas resulting from operations under this Contract regardless of the cause of such loss or damage, including the negligence, sole, gross or otherwise of any party, if. at the time of the act or omission causing such damage, loss or destruction, the oil or gas had not been reduced to physical possession above the surface of the earth.

19.      RESPONSIBILITY FOR INSURANCE

         CONTRACTOR shall at all times during the term of this agreement purchase or provide insurance coverage in amounts no less than the amounts provided in this Article 19. The insurance companies will be reasonably acceptable to OPERATOR and CONTRACTOR shall provide OPERATOR certificates evidencing the coverage. CONTRACTOR agrees that all policies required shall include an endorsement waiving the rights of subrogation against OPERATOR for liabilities specifically assumed by CONTRACTOR under this Contract. OPERATOR will be named an additional insured under CONTRACTOR's General Liability and Automobile Liability policies to the extent of the liabilities specifically assumed by CONTRACTOR under the terms of this Contract. Such policies shall provide for thirty (30) days notice in writing to OPERATOR in the event of cancellation or material change in coverage. In the event subcontractors are used, CONTRACTOR will require such subcontractors to maintain Worker's Compensation and General Liability Insurance commensurate with the work being subcontracted. Any claim against Workers Compensation or Liability Insurance shall be defended or discharged by CONTRACTOR. The insurance coverage's are:

         Worker's Compensation Insurance sufficient to comply with the laws of the State of Texas to cover expatriate employees. CONTRACTOR shall further comply with the laws of Colombia related to employment and labor including any Worker's Compensation and Worker's Insurance or other similar requirements regarding National employees, and shall carry Employers Liability Insurance with limits of U.S. $300,000 for injury to or death of each person and U.S. $1,000,000 for injuries to or death of more than one person by reason of each occurrence;

         Comprehensive General Liability Insurance with limits of U.S. $300,000 for injury to or death of one person, U.S. $1,000,000 for injury to or death of more than one person by reason of each occurrence and property damage coverage for loss of or damage to the property of third persons in the amount of U.S. $1,000,000 for any occurrence;

         Comprehensive Automobile Liability Insurance with limits of U.S. $250,000 per person with a limit of U.S. $1,000,000 each occurrence and U.S. $1,000,000 property damage each occurrence;

         Rig Casualty Insurance sufficient to protect CONTRACTOR against loss or damage to the drilling equipment specified in Exhibit "B" to be supplied by CONTRACTOR. Such Rig Casualty Insurance shall provide for a waiver of subrogation as to OPERATOR, limited to the extent of the specific liabilities assumed by CONTRACTOR in this Contract.

         Excess Liabilities coverage in an amount of U.S. $5,000,000.

         CONTRACTOR shall obtain any other coverage required by the laws of the Colombia.

20.      FORCE MAJEURE

         Except for obligations for the payment of money, neither party shall be liable for loss or damage arising out of any delay or failure of performance caused by circumstances beyond its' control, including but not limited to earthquake, flood, hurricane, blowout, cratering, acts of God or public enemies, war, national emergency, invasion, insurrection, riots, strikes, picketing, boycott, interruption of services rendered by any public utility or interference by any governmental agency or official (whether legal or illegal). Nor shall any delay or failure of performance due to any of said causes be deemed a breach of or a default in the performance of this Contract. The party prevented from performing for any such cause shall promptly notify the other and shall do all things reasonably possible to remove such cause and shall resume performance hereunder as soon as such cause is removed. Should any act of force majeure causing the suspension of operations hereunder continue for a period of thirty (30) days or more, OPERATOR shall have the right to terminate this agreement by giving CONTRACTOR five (5) days prior notice of its intention to do so, subject to payment in accordance with Articles 30.4 and 30.3 and 30.11.

21.      POLLUTION OR CONTAMINATION

         OPERATOR shall assume all liability for and defend, indemnify, hold CONTRACTOR harmless from any loss or damage arising from pollution or contamination except if caused by Contractor's gross negligence or willful misconduct, including but not limited to that which may result from (1) blowout, fire, cratering, seepage, or any other uncontrolled flow of oil, gas or water during the conduct of operations hereunder and (2) the use or disposition of oil emulsion, oil base or chemically treated drilling fluids, well cuttings, and cavings, lost circulation and fishing operations, recovery of materials and fluids, as well as the furnishing of transportation for and disposition of such materials when required. CONTRACTOR shall assume liability for surface spills of pipe dope, greases, solvents, or other similar surface materials under its control.

PART IV: LAW OF THE CONTRACT

22.      ASSIGNMENT OF CONTRACT

         Neither party may assign this Contract or any of its rights under this Contract nor delegate any of its obligations other than to a wholly owned subsidiary, affiliate corporation or joint venturer, without the prior written consent of the other party, which shall not be unreasonably withheld. The parties agree to respond to such notice within fifteen (15) days.

23.      EXHIBITS AS PART OF CONTRACT

         Exhibits "A", "B", "C", "D" and "E" (including Attachment "A") are attached hereto and shall be considered to be part of this agreement to the same extent as if incorporated in the body hereof. For better identification, such exhibits shall be initialed by both parties.

24.      RELATIONSHIP OF PARTIES

         The work shall be performed by CONTRACTOR as an independent contractor and CONTRACTOR's employees shall at all times be under the direction and control of CONTRACTOR. CONTRACTOR will receive directions from OPERATOR as to the end results to be accomplished, and CONTRACTOR shall be responsible for directing its employees as to the manner and means of accomplishing the work to be performed by CONTRACTOR pursuant to good and workman's practices. Compliance by CONTRACTOR, or its employees, with engineering directions, safety practices, maintenance instructions or change of orders issued by OPERATOR shall not affect CONTRACTOR's status as an independent contractor and shall not relieve CONTRACTOR of the obligations assumed by him under this Contract.

25.      GOVERNING LAW

         This agreement and interpretation hereof shall be governed by the laws of the State of Texas, exclusive of the choice of law rules thereof, as if therein to be wholly performed.

26.      PRIOR AGREEMENTS

         No prior stipulations, agreements or understanding by the parties or any of their representatives shall be valid or enforceable unless embodied in this Contract or covered by its provisions or added by separate letter executed by both parties or their agents.

27.      WAIVER

         The waiver of or failure to require the performance of any covenant or obligation contained in this Contract shall not be deemed to constitute a waiver of a similar later breach.

28.      PATENTS AND RIGHTS

         OPERATOR shall not be liable or responsible for any damages or claims of any kind arising out of real or alleged patent infringements, design trademark or name or other protected rights which arise out of or are caused by or are attributed, directly or indirectly, to any work carried out and/or any equipment used by CONTRACTOR or its subcontractors and CONTRACTOR shall indemnify, save and hold harmless OPERATOR, its officers, employees, agents and servants from and against such damages and claims. CONTRACTOR shall not be liable or responsible for any damages or claims of any kind arising out of real and alleged patent infringements, design trademark or name or other protected rights which arise out of or are caused by or are attributed to, directly or indirectly, any work carried out and/or any equipment, except the equipment of CONTRACTOR and its subcontractors, used by OPERATOR and OPERATOR shall indemnify, save and hold harmless CONTRACTOR, its officers, employees, agents and servants from and against such damages and claims.

29.      CONTRACTOR'S OBLIGATION TO COMPLY WITH LAWS

         CONTRACTOR agrees to comply with all permits, concessions and clearances (and with all applicable laws and regulations in effect on the effective date of this Contract) that govern the performance of CONTRACTOR's obligations under this Contract by CONTRACTOR. CONTRACTOR shall indemnify OPERATOR against any and all liabilities, damages, claims, fines, penalties and expense of whatsoever nature resulting from CONTRACTOR's failure to comply with this provision. CONTRACTOR represents that it is qualified to do business and is established on a proper legal basis to perform services for OPERATOR in Colombia.

PART V: COMPENSATION TO CONTRACTOR

         RATES OF COMPENSATION - Except as specified to the contrary herein, the rates specified under this Clause 30 shall not accrue until the Commencement Date.

         CONTRACTOR shall perform drilling operations and fulfill its obligations according to this Contract. OPERATOR shall pay CONTRACTOR as full compensation for the work performed and material, equipment and supplies furnished as follows:

         30.1 Mobilization Fee - Initial wellsite will be determined prior to Mobilization Fee being quoted by CONTRACTOR and approved by OPERATOR. OPERATOR shall pay CONTRACTOR in a lump sum the amount set forth as Exhibit "A", Item 1, for CONTRACTOR mobilizing its personnel which are located at Bogota and its rig and ancillary equipment and materials and supplies from last wellsite to Operator's wellsite. OPERATOR shall pay this amount within thirty days of receiving CONTRACTOR's invoice bearing the date of departure of the rig from last wellsite.

         30.2    Operating Day Rate - This rate is set forth as Exhibit "A",
                 Item 2. Unless superseded by another rate, beginning on the day CONTRACTOR is ready to spud the first well (the "Commencement Date") and continuing all the time until the rig is released in preparation for rigging down to move and including but not limited to time spent reaming, coring, fishing, drill stem testing, picking up drill pipe, tripping, circulating and conditioning mud, running and cementing casing, waiting on cement, logging, waiting on orders, nippling up, running tubing, testing and completing a well or swabbing, OPERATOR shall pay CONTRACTOR the Operating Day Rate.

         30.3 Moving Rate - This rate is set forth as Exhibit "A", Item 3. This rate shall apply during rigging up operations, during dismantling operations and for all time spent moving the rig from one wellsite to another wellsite. Operator and Contractor shall, within 24 hours or earlier of rig release from Operator's wellsite, mutually agree to a single lump sum mobilization fee to transport all of Contractor's rig and equipment to Operator's next wellsite. If mutual agreement on a lump sum fee cannot be reached then Contractor's equipment will be moved using Operator furnished transportation and Contractor shall invoice Operator for all mobilization days at the Moving Rate specified in Exhibit "A".

         30.4 Standby With Crews Rate - This rate is set forth in Exhibit "A", Item 4. Except for the situation set forth in Article 30.6, whenever the rig is shut down at OPERATOR's request, the rig shall be considered to be standing by with crews. The Operating Day Rate shall be payable for the first 24 hours after Operator's request and thereafter the Standby With Crews Rate shall be payable until the standby with crews status ends.

         30.5 Standby Without Crews Rate - This rate is set forth as Exhibit "A", Item 5. Whenever in OPERATOR'S sole judgment the estimated period of OPERATOR requested rig shut down is long enough to warrant demobilization of personnel, cessation of camp operations or other cost reductions, OPERATOR may place the rig on the Standby Without Crews Rate upon, five days written notice to CONTRACTOR. OPERATOR shall reimburse CONTRACTOR in demobilizing CONTRACTOR's personnel from point of origin and remobilizing them in connection with a period of Standby Without Crews status at cost plus ten percent (10%). Further reductions in this rate can be made by reducing the drilling staff at the request of Operator to watchmen levels only.

         30.6 Mechanical Breakdown Rate - This rate is set forth at Exhibit "A", Item 6 and is calculated as follows: if there is a work stoppage due to mechanical failure not primarily caused by the negligence of CONTRACTOR's personnel, payment shall be at the full Operating Day Rate for any such stoppage up to twenty-four hours per occurrence. Thereafter, CONTRACTOR shall be entitled to receive a rate equal to sixty-five percent (65%) of the Operating Day Rate until the breakdown is repaired.

         30.7    Negligence Remedial Rate

                 30.7.1 This rate is set forth at Exhibit "A", Item 7 and is calculated as follows: If there is a work stoppage as a primary result of the negligence of CONTRACTOR's personnel, OPERATOR shall pay the Operating Day Rate for any such stoppage up to twenty-four hours. Thereafter, the rate shall be eighty percent (80%) of the Operating Day Rate until the breakdown is repaired or for ten days whichever first occurs. If a breakdown under this Article 30.7.1 continues for more than ten days, CONTRACTOR shall earn zero rate beginning with the eleventh day until the breakdown is repaired.

                 30.7.2 Time Negligence Remedial Rate shall also be payable for all time, without limitation, spent performing remedial operations as provided in Article 17.

         30.8    Force Majeure Rate - This rate is set forth at Exhibit "A",
                 Item 8 and is calculated as sixty-five percent (65%) of the Operating Day Rate. The Force Majeure Rate shall be payable whenever a condition of force majeure exists as described in
                 Article 20.

         30.9 Demobilization Fee - OPERATOR shall pay CONTRACTOR in a lump sum the amount set forth as Exhibit "A", Item 10 as a demobilization fee within thirty days of receiving CONTRACTOR's invoice bearing the date the rig, ancillary equipment and supplies departs OPERATOR's last wellsite. If Contractor has received another contract for this rig, to commence with release of this rig from Operators last well, then the demobilization will be reduced by the following:

                          Well         800 kms distant:       0 discount
                          Well         600 kms distant:       35% discount
                          Well         400 kms distant:       70% discount
                          Well         200 kms distant:       100% discount

         30.10 Application of Rates - The rates set forth in this Article 30 apply for a full 24-hour day and shall be prorated when two or more rates apply to parts of a single 24-hour day. Only one rate or fee shall be payable at any one time. During rigging up, dismantling and well to well movement operations, the full daily rate shall be payable even if operations are conducted only during the daylight portion of the day.

         30.11 Early Termination Fee - In the event this Contract is terminated by OPERATOR prior to the one year initial term, CONTRACTOR will receive, in addition to the compensation provided in Section 3.2.2, the Early Termination Fee. The number of days used in calculating the Early Termination Fee shall be the lesser of (1) the number of days remaining in the initial term of this Contract, or (2) 90 days. (The actual number of days constituting this period in any situation shall be referred to as the "Termination Period.")

                 In the event the OPERATOR elects early termination and the CONTRACTOR acquires other work for the Rig during the Termination Period, then OPERATOR shall be entitled to receive a refund from CONTRACTOR of the daily Standby Without Crew Rate for each day the Rig earns a dayrate under contract to a third party.

                 The Early Termination Fee should not be applicable to any subsequent period(s) to which the Contract has been extended beyond the Initial Term of this Contract.





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
31.      REIMBURSABLE ITEMS

         31.1 Materials, Services and Personnel-If OPERATOR requests CONTRACTOR to provide materials, services or personnel in addition to those specified in this Contract. OPERATOR shall reimburse CONTRACTOR for such materials and services as are actually furnished at CONTRACTOR cost plus ten percent (10%). If any additional personnel are furnished by CONTRACTOR on a short term basis, OPERATOR shall reimburse CONTRACTOR at cost plus ten percent (10%).

         31.2 Oil-Based Drilling Fluid Incentives - For each day of the Contract term during which oil base drilling fluid is in use, OPERATOR shall reimburse CONTRACTOR at the rate of U.S. $10.00 per person for incentive payments to those expatriate personnel and U.S.$4.00 per person for incentive payments to those national personnel assigned to the operation who are actually on a rig tour on a day when oil base drilling fluid is in use. CONTRACTOR shall invoice OPERATOR separately for this reimbursement each month and shall support the invoice with a schedule of incentive payments made.

32.      DAILY RATE INCREASES

         The rates established in the Contract are based on current costs as of the date of this contract. If after the execution of this agreement, CONTRACTOR shall demonstrate to the reasonable satisfaction of OPERATOR that an increase has occurred in any component of CONTRACTOR's costs that increases said costs in excess of 5%, including increases in costs as a result of new laws or new interpretations of existing laws, the daily rate shall be appropriately adjusted in an amount equal to such cost changes. Daily Rate increases under this Clause shall not exceed 10% of the Operating Day Rate during any 12 month period.

33.      SIGNATURES OF THE PARTIES

         IN WITNESS OF THE COVENANTS AND CONDITIONS OF THE FOREGOING THIRTY-THREE ARTICLES OF THIS CONTRACT AND THE EXHIBITS HERETO, the parties execute two (2) copies of this Contract, one of which shall be retained by OPERATOR and one of which shall be retained by CONTRACTOR.

         OPERATOR                       CONTRACTOR

HARKEN COLOMBIA, LTD.                   PARKER DRILLING.COMPANY
                                        INTERNATIONAL LTD.

By: /s/ STEVEN C. VOSS                  By: /s/ DONALD L. GOODSON
   ------------------------------          --------------------------------
Title: Director                         Title: Vice President
      ---------------------------             -----------------------------
Date: July 22, 1997                     Date: July 21, 1997
     ----------------------------            ------------------------------

                                   EXHIBIT A
                    PARKER DRILLING COMPANY, INC. - RIG 223
                                RATES OF PAYMENT
                            HARKEN DE COLOMBIA, LTD.

----------------------------------------------------------------------------------------------------
ITEM                           DESCRIPTION                                     FEE OR RATE IN U.S. $
----------------------------------------------------------------------------------------------------
1        Mobilization Fee                                                            350,000.00
----------------------------------------------------------------------------------------------------
2.       Operating Day Rate with three mud pumps available.                           13,500.00
----------------------------------------------------------------------------------------------------
3.       Moving Rate                                                                  12,150.00
----------------------------------------------------------------------------------------------------
4.       Standby with Crews Rate
                 After 24 hours                                                       12,150.00
----------------------------------------------------------------------------------------------------
5.       Standby without Crews Rate                                                    8,775.00
----------------------------------------------------------------------------------------------------
6.       Mechanical Breakdown Rate
                 1st 24 hrs. per occurrence                                           13,500.00
                 After 24 hrs. per occurrence                                          8,775.00
----------------------------------------------------------------------------------------------------
7.       Negligence Remedial Rate
                 1st 24 hrs.                                                          13,500.00
                 After 24 hrs. thru 10 days                                           10,800.00
                 After 10 days                                                             0.00
----------------------------------------------------------------------------------------------------
8.       Force Majeure Rate                                                            8,775.00
----------------------------------------------------------------------------------------------------
9.       Early Term Fee                                                                1,000.00
----------------------------------------------------------------------------------------------------
10.      Demobilization Fee                                                          250,000.00
----------------------------------------------------------------------------------------------------





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